EXHIBIT 10.1

M&l Marshall & llsley Bank
770 North Water Street
Milwaukee, Wl 53202-3509
414765-7700
mibank.com
April 4, 2007
Mr. Daniel R. Kadolph
Executive Vice President & CFO
Midwest Banc Holdings, Inc.
501 W. North Avenue
MelrosePark, IL 60160
Dear Mr. Kadolph:
     This Letter Agreement (the “Agreement”) is made and entered into as of this 4th day of April, 2007, by and between Midwest Banc Holdings, Inc. (the “Borrower”) and M&I Marshall & llsley Bank (the “Lender”).
     Borrower covenants that so long as any obligation is owed to Lender or Lender has any outstanding commitment to lend to Borrower, under the terms and conditions of any promissory note from Borrower to Lender under the Revolving Loan(s), in the aggregate principal amount of $75,000,000.00 (the “Revolving Credit Limit”) dated April 4, 2007, or under any note(s) evidencing a loan, (the “Note(s)”) and all extensions, renewals or modifications of the Note(s):
1.	Lender shall have received the following security documents (the “Security Documents”) in form and substance satisfactory to Lender:
(i)	Promissory Note(s);

(ii)	Commercial Pledge Agreement;

(iii)	100% of Midwest Bank and Trust Company stock; and

(iv)	Irrevocable Stock or Bond Power.
2.	Borrower shall furnish to Lender, as soon as available, such financing information respecting Borrower as Lender from time to time requests, and without request furnish to Lender:
(i) Within 120 days after the end of each fiscal year of Borrower, a balance sheet of Borrower as of the close of such fiscal year and related statements of income and retained earnings and cash flow for such year all in reasonable detail and satisfactory in scope to Lender, prepared in accordance with generally accepted accounting principles applied on a consistent basis, audited by an independent certified public accountant, selected by Borrower and acceptable to Lender.
(ii) Within 45 days after the end of each third month, a balance sheet of Borrower as of the end of such third month and related statements of income and retained earnings and cash flow for the period from the beginning of the fiscal year to the end of such third month, prepared in accordance with generally accepted accounting principles applied on a consistent basis, certified, subject to normal year-end adjustments, by a financial representative of Borrower.
(iii) Copies of all quarterly Federal Financial Institution Examination Council Form 031 (“Call Reports”) required by Midwest Bank and Trust Company (the “Bank”) no later than the due date required by these agencies prepared in accordance with agency requirements, certified by the financial representatives of Bank now owned or hereafter acquired.
3.	Borrower shall timely perform and observe the following financial covenant(s), all calculated in accordance with generally accepted accounting principles applied on a consistent basis:
(i) Bank shall maintain at all times a ratio of Non-performing Loans to Total Loans of not greater than 3.00% for 2007 only and 2.00% thereafter, tested quarterly. “Non-performing Loans” means loans outstanding which are not accruing interest, have been classified as renegotiated pursuant to guidelines established by the Federal Financial Institutions Examination council or are 90 days or more past due in the payment of principal or interest. “Total Loans” means the sum of loans and direct lease financings, net of unearned income by Bank.
(ii) Bank must report a quarterly profit starting in 2006, tested quarterly, excluding charges related to acquisitions.
(iii) Bank must remain well capitalized.
4.	Borrower shall not merge into or consolidate with any other business enterprise or another business enterprise shall not merge into the Borrower, without prior written consent of Lender. For the mergers where the Borrower is the “surviving” entity, approval by the Lender shall be obtained following the announcement of a definitive agreement.

5.	An event of default will occur if either the Borrower or Bank becomes subject to an adverse regulatory action (including a Memorandum of Understanding which limits in anyway the ability of the bank to pay dividends to the holding company, a written agreement or Cease & Desist order).

6.	Use of the Revolving Loan for the purpose of acquisitions must be approved by Lender following the announcement of a definitive agreement.

7.	The Revolving Loan is due on the sale of Bank or Borrower.

8.	In the event of a change in executive management, Borrower shall provide Lender with acceptable succession plan within 90 days.

9.	Other Borrower debt greater than $2,000,000 is prohibited; this excludes trust preferred. Approval will not be unreasonably withheld.

10.	This Letter Agreement amends and restates in its entirety an existing Letter Agreement dated March 24, 2006, by and between Borrower and Lender.
     A breach of any term or condition in this Agreement shall constitute an additional event of default under the Note(s) and Lender may, at its option, declare the Note(s) due and payable, and may pursue all remedies available to it with regard to the Note(s). The undersigned shall reimburse Lender for all expenses incurred by it in protecting or enforcing its rights under this Note(s), including without limitation, costs of administration of the Note(s) and costs of collection before and after judgment, including reasonable attorney’s fees and legal expenses. There will be a 10 day cure period for payment defaults and a 30 day cure period for covenant defaults.
     In the case of any ambiguity or conflict between this Agreement, any note evidencing a Loan, or any Security Document, this Agreement will govern.
     Please confirm your acknowledgment and acceptance of the terms and conditions of this Agreement by signing and dating below.

Very truly yours,		Very truly yours,

By:	/s/ John J. Kadlac John J. Kadlac, Vice President	By:	/s/ Gregg R. Weyer Gregg R. Weyer, Sr. Vice President

Accepted and Agreed: as of April 4, 2007

Midwest Banc Holdings, Inc.

By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph, Executive Vice President & CFO

*00037956985-10000-095503242007*
PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$75,000,000.00	04-04-2007	04-03-2008	37956985-10000-		00005106953	06564	JJK
          References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc. 501 W North Avenue Melrose Park, IL 60160	Lender:	M&l Marshall & llsley Bank Correspondent Banking 770 N. Water Street Milwaukee, Wl 53202

Principal Amount: $75,000,000.00	Date of Note: April 3, 2008
PROMISE TO PAY. Midwest Bane Holdings, Inc. (“Borrower”) promises to pay to M&l Marshall & llsley Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seventy-five Million & 00/100 Dollars ($75,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 3, 2008. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 3, 2007, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied to accrued interest, principal, late charges, and escrow. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the British Bankers Association (BBA) LIBOR and reported by a major news service selected by Lender (such as Reuters, Bloomberg or Moneyline Telerate). If BBA LIBOR for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason, the One Month LIBOR Rate shall be established as of the preceding day on which a BBA LIBOR rate is provided for the one month period and reported by the selected news service (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each first day of each calendar month. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate equal to the Index plus the Applicable Margin. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: M&l Marshall & llsley Bank, P.O. 3114 Milwaukee, Wl 53201-3114.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 3.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantors estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Wisconsin without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Wisconsin.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Milwaukee County, State of Wisconsin.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account): This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
ISDA. Obligations and Indebtedness includes, without limitation all obligations, indebtedness and liabilities arising pursuant to or in connection with any interest rate swap transaction, basis swap, forward rate transaction, interest rate option or any similar transaction between the Borrower and Lender.
GRID PRICING. An exhibit, titled “Applicable Margin,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. This Note benefits Lender and its successors and assigns, and binds Borrower and Borrower’s heirs, successors, assigns, and representatives. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:

MIDWEST BANC HOLDINGS, INC.

By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph, Executive Vice President/CFO
of Midwest Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.34.00.003 Copr. Hartand Financial Solution, Inc. 1997, 2007. All Rights Reserved. -WI L:\LPL\CFI\LPL\D20,FC TR-82841 PR-55 (M)

APPLICABLE MARGIN

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initial

$75,000,000.00	04-04-2007	04-03-2008	37956985-10000-		00005106953	06564	JJk
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc.	Lender:	M&l Marshall & llsley Bank
	501 W North Avenue		Correspondent Banking
	Melrose Park, IL 60160		770 N. Water Street
Milwaukee, Wl 53202
This APPLICABLE MARGIN is attached to and by this reference is made a part of the Promissory Note, dated April 4, 2007, and executed in connection with a loan or other financial accommodations between M&l MARSHALL & ILSLEY BANK and Midwest Banc Holdings, Inc.
Initial pricing will be Libor + 115 bp. Pricing will be subject to a performance-based grid below:

Rate
ROA ≤ .50%	Libor+ 130bp

ROA > .50%- 1 .03% for two consecutive quarters.	Libor+ 115bp

ROA > 1.04% for two consecutive quarters.	Libor + 100 bp
THIS
APPLICABLE MARGIN IS EXECUTED ON April 4, 2007.
BORROWER:

MIDWEST BANC HOLDINGS, INC.

By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph, Senior VP/CFO of Midwest
Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.34.00.003 Copr. Hartand Financial Solution, Inc. 1997, 2007. All Rights Reserved. -WI L:\LPL\CFI\LPL\D20,FC TR-82841 PR-55 (M)

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$75,000,000.00	04-04-2007	04-03-2008	37956985-10000		00005106953	06564	JJK
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Midwest Banc Holdings, Inc.	Lender:	M&l Marshall & llsley Bank
	501 W North Avenue		Correspondent Banking
	Melrose Park, IL 60160		770 N. Water Street
Milwaukee, Wl 53202
LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $75,000,000.00 due on April 3, 2008. A margin of 0.000% is added to the index rate. Lender will tell the Borrower the current index rate upon Borrower’s request. This is a secured renewal loan.
PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:
☐ Personal, Family or Household Purposes or Personal Investment.
☐ Agricultural Purposes.
☑ Business Purposes.
DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $75,000,000.00 as follows:

Undisbursed Funds:	$75,000,000.00

Note Principle:	$75,000,000.00
AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower’s account, numbered         , the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.
JOINT CREDIT INTENT. If the application was for joint credit, all persons signing below confirm that their intent at time of application was to apply for joint credit.
VOIDED CHECK. If automatic loan payment is to be made via ACH from another lending institution, please attach a voided check to this form.
INSTRUCTIONS TO BANKER.
1)	Please put an “X” next to the fees listed above that RCC is to pay.

2)	Please complete the following section as applicable:

a)	Bank deposited fees into account number:

Total dollar amount deposited into this account: $

b)	Bank deposited fees into customer related :

Total dollar amount deposited into this account: $
FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED APRIL 4, 2007.

BORROWER:

MIDWEST BANC HOLDINGS, INC.

By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph, Executive VP/CFO of Midwest
Banc Holdings, Inc.
LASER PRO Lending, Ver. 5.34.00.003 Copr. Hartand Financial Solution, Inc. 1997, 2007. All Rights Reserved. -WI L:\LPL\CFI\LPL\D20,FC TR-82841 PR-55 (M)